Exhibit 99.5
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
Description of the Transaction
     On January 28, 2010, we completed the acquisition of i2 Technologies, Inc. (“i2”) for approximately $599.8 million, which includes cash consideration of approximately $431.8 million and the issuance of approximately 6.2 million shares of our common stock with an acquisition date fair value of approximately $168.0 million, or $26.88 per share, determined on the basis of the closing market price of our common stock on the date of acquisition (the “Merger”).
     Under the terms of the Merger Agreement, each issued and outstanding share of i2 common stock was converted into the right to receive $12.70 in cash and 0.2562 of a share of JDA common stock (the “Merger Consideration”). Holders of i2 common stock did not receive any fractional JDA shares in the Merger. Instead, the total number of shares that each holder of i2 common stock received in the Merger was rounded down to the nearest whole number, and JDA paid cash for any resulting fractional share determined by multiplying the fraction by $26.65, which represents the average closing price of JDA common stock on Nasdaq for the five consecutive trading days ending three days prior to the effective date of the Merger.
     Each outstanding option to acquire i2 common stock was canceled and terminated at the effective time of the Merger and converted into the right to receive the Merger Consideration with respect to the number of shares of i2 common stock that would have been issuable upon a net exercise of such option, assuming the market value of the i2 common stock at the time of such exercise was equal to the value of the Merger Consideration as of the close of trading on the day immediately prior to the effective date of the Merger. Any outstanding option with a per share exercise price that was greater than or equal to such amount was cancelled and terminated and no payment was made with respect thereto. In addition, each i2 restricted stock unit award outstanding immediately prior to the effective time of the Merger was fully vested and cancelled, and each holder of such awards became entitled to receive the Merger Consideration for each share of i2 common stock into which the vested portion of the awards would otherwise have been convertible. Each i2 restricted stock award was vested immediately prior to the effective time of the Merger and was entitled to receive the Merger Consideration.
     Each outstanding share of i2’s Series B Preferred Stock was converted into the right to receive $1,100 per share in cash, which is equal to the stated change of control liquidation value of each such share plus all accrued and unpaid dividends thereon through the effective date of the Merger.
     At the effective time of the Merger, each outstanding warrant to purchase shares of i2’s common stock ceased to represent a right to acquire i2’s common stock and was assumed by JDA and converted into a warrant with the right to receive upon exercise, the Merger Consideration that would have been received as a holder of i2 common stock if such i2 warrant had been exercised prior to the Merger. In total, 420,237 warrants to purchase i2 common stock at an exercise price of $15.4675 were assumed and converted into the right to receive the Merger Consideration upon exercise, including 107,663 shares of JDA common stock.
     The Merger is being accounted for using the acquisition method of accounting, with JDA identified as the acquirer, and the operating results of i2 have been included in our consolidated financial statements from the date of acquisition. Under the acquisition method of accounting, all assets acquired and liabilities assumed will be recorded at their respective acquisition-date fair values. We have allocated all goodwill recorded in the i2 acquisition ($66.0 million) to our Supply Chain reportable business segment. None of the goodwill recorded in the i2 acquisition is deductible for tax purposes. In addition, we have initially recorded $116.1 million in other intangible assets including $76.2 million for customer-based intangibles (maintenance relationships and future technological enhancements, service relationships and a covenant not-to-complete), $25.6 million for technology-based intangibles consisting of developed technology and $14.3 million for marketing-based intangibles consisting of trademark and trade names. The purchase price allocation on this acquisition has not been finalized. We have retained an independent third party appraiser for the intangible assets to assist management in its valuation; however, we are still in the process of obtaining all information necessary to determine the fair values of the acquired assets. This could result in adjustments to the carrying value of the assets and liabilities acquired, the useful lives of intangible assets and the residual amount allocated to goodwill. The initial allocation of the purchase price is based on the best estimates of management and is subject to revision based on the final valuations and estimates of useful lives. The initial estimated weighted average amortization period for all intangible assets acquired in this transaction that are subject to amortization is 6.7 years.
     The following table summarizes our initial estimate of the fair values of the assets acquired and liabilities assumed at the date of acquisition.

			Weighted
			Average
		Useful	Amortization
		Life	Period
Cash	$218,348
Fair value of trade accounts receivable acquired	31,711
Fair value of other current assets acquired	50,038
Fair value of fixed assets acquired	3,116
Customer-based intangibles	76,200	1-7 years	6 years
Technology-based intangibles	25,600	7 years	7 years
Marketing-based intangibles	14,300	5 years	5 years
Long-term deferred tax assets acquired	218,322
Fair value of other non-current assets	3,925

Total assets acquired	641,560
Goodwill	66,041

Total assets acquired	$707,601

Fair value of deferred revenue assumed	$(62,614)
Fair value of other current liabilities assumed	(41,128)
Fair value of other non-current liabilities assumed	(4,105)

Total liabilities assumed	(107,847)

Net assets acquired from i2 Technologies, Inc	$599,754

     As of the date of the acquisition, the gross contractual amount of trade accounts receivable acquired were $35.4 million, of which approximately $3.7 million is expected to be uncollectable.
     Liabilities have been recognized for certain assumed customer and labor disputes of $7.7 million and $268,000, respectively. The potential undiscounted amount of all future payments that we could be required to make to settle the customer and labor disputes is estimated to range between $5.2 million and $9.4 million and $73,000 and $1.2 million, respectively.
Basis of Pro Forma Presentation
     The unaudited pro forma condensed combined statement of income for the year ended December 31, 2009 combines the historical JDA consolidated statement of income for the year ended December 31, 2009 with the historical i2 consolidated statement of operations for the year ended December 31, 2009 giving effect to the merger as if it had occurred on January 1, 2009. The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2010 combines the historical JDA consolidated statement of operations for the three months ended March 31, 2010 with the i2’s internal consolidated statement of operations for the month of January 2010, giving effect to the Merger as if it had occurred on January 1, 2010.
     The unaudited pro forma condensed combined financial information provided herein does not purport to represent the results of operations or financial position of JDA that would have actually resulted had the Merger been completed as of the dates indicated, nor should the information be taken as indicative of the future results of operations or financial position of the combined company. The unaudited pro forma condensed combined financial statements do not reflect the impacts of any potential operational efficiencies, cost savings or economies of scale that JDA may achieve with respect to the combined operations of JDA and i2.

     The unaudited pro forma condensed combined pro forma financial statements should be read in conjunction with the historical consolidated financial statements and accompanying notes of JDA and i2 that appear elsewhere herein.

JDA SOFTWARE GROUP, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 2009
(in thousands, except per share data)

	Historical				Pro Forma
Description	JDA	i2	Reclassification		Adjustments		Pro Forma
Revenues:
Software licenses	88,786		31,766	(1)			$120,552
Software solutions	0	55,093	(55,093)	(1)			0
Subscriptions and other recurring revenues		0	23,327	(1)			23,327
Maintenance services	179,336	73,134					252,470

Product Revenues	268,122	128,227	0		0		396,349

Consulting services	107,618	94,583					202,201
Reimbursed expenses	10,060	0					10,060

Service Revenues	117,678	94,583	0		0		212,261

Total Revenues	385,800	222,810	0		0		608,610

Cost of Revenues:
Cost of software licenses and subscriptions	3,241		9,564	(1)			12,805
Cost of software solutions	0	9,564	(9,564)	(1)			0
Amortization of acquired software technology	3,920	0			3,657	(3)	7,577
Cost of maintenance services	43,165	8,929					52,094

Cost of Product Revenues	50,326	18,493	0		3,657		72,476

Cost of consulting services	85,285	59,973					145,258
Reimbursed expenses	10,060	0					10,060

Cost of Service Revenues	95,345	59,973	0		0		155,318

Total Cost of Revenues	145,671	78,466	0		3,657		227,794

Gross Profit	240,129	144,344	0		(3,657)		380,816

Operating Expenses:
Product development	51,318	26,629					77,947
Sales and marketing	66,001	36,962					102,963
General and administrative	47,664	41,000					88,664
Amortization of intangibles	23,633	25			17,749	(3)	41,407
Restructuring charges and adjustments to reserves	6,865	2,975					9,840
Acquisition-related costs	4,768	0					4,768
Intellectual property settlement, net	0	935					935

Total Operating Expense	200,249	108,526	0		17,749		326,524

Operating Income (Loss)	39,880	35,818	0		(21,406)		54,292
Interest expense and amortization of loan fees	(2,712)	(899)			(22,367) (2),	(5)	(25,978)
Finance costs on abandoned acquisition	767	0					767
Foreign currency hedge and transaction gain (loss), net	0	(1,755)	677	(1)			(1,078)
Loss on extinguishment of debt	0	(892)					(892)
Interest income and other, net	1,253	325	(967)	(1)	(611)	(4)	0
Other income (expense), net	0	(1,142)	290	(1)			(852)

Income (Loss) Before Income Taxes	39,188	31,455	0		(44,384)		26,259
Income tax (provision) benefit	(12,849)	147			15,534	(7)	2,832

Net Income	26,339	31,602	0		(28,850)		29,091
Consideration paid in excess of carrying value of the repurchase of redeemable preferred stock	(8,593)	0					(8,593)
Preferred stock dividends and accretion of discount		(3,215)			3,215	(6)	0

Income Applicable to Common Shareholders	17,746	28,387	0		(25,635)		20,498

Earnings Per Share Applicable to Common Shareholders:
Basic earnings per share	$0.51	$1.05					$0.50

Diluted earnings per share	$0.50	$1.03					$0.49

Shares Used to Compute Earnings Per Share:
Basic earning per share	34,936	27,128			6,249	(8)	41,185

Diluted earnings per share	35,258	27,526			6,249		41,507

See accompanying notes to unaudited pro forma condensed combined financial statements

JDA SOFTWARE GROUP, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
FOR THE THREE MONTHS ENDED MARCH 31, 2010
(in thousands, except per share data)

	Historical				Pro Forma
Description	JDA	i2	Reclassification		Adjustments		Pro Forma
Revenues:
Software licenses	24,437		2,029	(1)			26,466
Software solutions		3,450	(3,450)	(1)			0
Subscription services	4,287	0	1,421				5,708
Maintenance services	57,060	5,416					62,476

Product Revenues	85,784	8,866	0				94,650

Consulting services	43,002	6,160					49,162
Reimbursed expenses	2,845	0					2,845

Service Revenues	45,847	6,160	0		0		52,007

Total Revenues	131,631	15,026	0		0		146,657

Cost of Revenues:
Cost of software licenses and subscriptions	1,008	0	(396)	(1)			612
Cost of software solutions		(396)	396	(1)			0
Amortization of acquired software technology	1,576	0			305	(3)	1,881
Cost of maintenance services	12,033	873					12,906

Cost of Product Revenues	14,617	477	0		305		15,399

Cost of consulting services	35,269	5,651					40,920
Reimbursed expenses	2,845	0					2,845

Cost of Service Revenues	38,114	5,651	0		0		43,765

Total Cost of Revenues	52,731	6,128	0		305		59,164

Gross Profit	78,900	8,898	0		(305)		87,493
Operating Expenses:
Product development	17,277	4,025					21,302
Sales and marketing	21,112	6,140					27,252
General and administrative	17,697	7,121					24,818
Amortization of intangibles	8,566	0			1,481	(3)	10,047
Restructuring charges and adjustments to reserves	7,758	0					7,758
Acqusition-related costs	6,743	0					6,743

Total Operating Expense	79,153	17,286	0		1,481		97,920

Operating Income (Loss)	(253)	(8,388)	0		(1,786)		(10,427)
Interest expense and amortization of loan fees	(6,086)	0					(6,086)
Foreign currency hedge and transaction gain (loss), net	0	(184)	961	(1)			777
Loss on extinguishment of debt	0	0					0
Interest income (loss)	1,123	3	(1,084)	(1)	(42)	(4)	0
Other income (expense), net	0	(4,455)	123	(1)			(4,332)

Income (Loss) Before Income Taxes	(5,216)	(13,024)	0		(1,828)		(20,068)
Income tax provision (benefit)	(948)	223			(640)	(7)	(1,365)

Net Income (loss)	(4,268)	(13,247)	0		(1,188)		(18,703)

Earnings Per Share Applicable to Common Shareholders:
Basic earnings per share	( $0.11)						( $0.45)

Diluted earnings per share	( $0.11)						($0.45)

Shares Used to Compute Earnings Per Share:
Basic earning per share	39,343				1,875	(8)	41,218

Diluted earnings per share	39,343				1,875		41,218

See accompanying notes to unaudited pro forma condensed combined financial statements

JDA SOFTWARE GROUP, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
(in thousands, except per share data and as otherwise noted)
Unaudited Pro Forma Condensed Combined Statements of Income
(1)	Entry records certain reclassifications to conform the JDA and i2 presentations.

(2)	Entry records the increase in interest expense and amortization of loan fees arising from the amortization of underwriter fees, original issue discount (“OID”) and other loan origination fees on the issuance of $275 million in five-year, 8.0% senior notes in order to finance the transaction. The pro forma assumes straight-line amortization of the placement fees and other loan origination fees over an estimated five-year term. The pro forma assumes amortization of the OID over an estimated five-year term using the effective interest method. These calculations only apply to the year ended December 31, 2009 as the historical financial statements for the three months ended March 31, 2010 already reflect a full quarter of related amortization.

	Year	Three Months
	Ended	Ended
	12-31-09	3-31-10
Amortization of underwriter fees	$1,100	$—
Amortization of OID	479	—
Amortization of other loan origination fees	242	—

	$1,821	$—

Less amounts recorded in the JDA historical financial statements	(110)

	$1,711

(3)	Entry eliminates i2 historical amortization expense and records the increase in amortization expense arising from the purchase accounting adjustments as follows:

			Three Months
	Amortization	Ended	Ended
	Period	12-31-09	3-31-10
Technology-based intangibles	7 Years	$3,657	$914
Less amounts recorded in the JDA historical financial statements		—	(609)
Less amounts recorded in the i2 historical financial statements		—	—

		$3,657	$305

Customer-based intangibles	1 -7 Years	$14,914	$3,729
Marketing-based intangibles	5 Years	2,860	715

		17,774	4,444

Less amounts recorded in the JDA historical financial statements		—	(2,963)
Less amounts recorded in the i2 historical financial statements		(25)	—

		$17,749	$1,481

(4)	The pro forma adjustment for the year ended December 31, 2009 and the three months ended March 31, assumes that all interest income would be eliminated as the remaining cash balances would be used for operating purposes and would not be available for investment.

	Year	Three Months
	Ended	Ended
	12-31-09	3-31-10
JDA — historical interest income	286	39
i2 — historical interest income	325	3

	611	42
Less interest income on combined cash balances used to fund cash obligations of the Merger	(611)	(42)

	$—	$—

(5)	Entry records interest expense on the senior unsecured notes used to effect the Merger as of January 1, 2009 and 2010. These calculations only apply to the year ended December 31, 2009 as the historical financial statements for the three months ended March 31, 2010 already reflect this interest.

	Year	Three Months
	Ended	Ended
	12-31-09	3-31-10
Interest expense on $275 million of senior unsecured notes calculated at an interest rate of 8.0%	$22,000	$—

Less amounts recorded in the JDA historical financial statements	(1,344)

	$20,656

(6)	Entry eliminates i2’s historical preferred stock dividend and related accretion of discount on their Series B convertible preferred stock.

(7)	Entry records an incremental income tax (provision) benefit on the pro forma adjustments at the statutory rate of 35% for the year ended December 31, 2009 and the three months ended March 31, 2010.

(8)	Adjusts the shares used to compute earnings per share applicable to common shareholders to include 6,249,213 JDA common shares issued as share consideration to i2 common equity holders. The shares were issued on January 28, 2010; accordingly, the historical weighted average shares for the three months ended March 31, 2010 already include approximately 2/3 of the shares issued in connection with the acquisition. The adjustment for the three months ended March 31, 2010 includes the additional 1/3 of the shares or approximately 1,874,764.